SUBSIDIARIES OF

                     AIR & WATER TECHNOLOGIES CORPORATION



                   Company                        State of Incorporation
                   -------                        ----------------------

     AWT Air & Water Technologies Canada, Limited        Canada
     AWT Capital, Inc.                                   Delaware
     Chesapeake Sunrise Marketing Corporation            Delaware
     Custodis-Cottrell, Inc.                             New Jersey
     Custodis-Cottrell Canada, Inc.                      Canada
     Cottrell Environmental Sciences, Inc.               New Jersey
     Custodis-Cottrell International, Inc.               Delaware
     Custodis-Ecodyne, Inc.                              Delaware
     EnviroSolutions, LLC                                Texas
     Falcon Associates, Inc.                             Pennsylvania
     Flex-Kleen Corp.                                    Delaware
     Lerman Design Corp.                                 New Jersey
     M&E Auburn, Inc.                                    Delaware
     M&E II, Inc.                                        Delaware
     M&E Pacific, Inc.                                   Delaware
     MEPAC Services, Inc.                                Delaware
     Merscot Inc.                                        Delaware
     Merscot II, Inc.                                    Delaware
     Metcalf & Eddy, Inc.                                Delaware
     Metcalf & Eddy of Canada Ltd.                       Canada
     Metcalf & Eddy de Puerto Rico, Inc.                 Delaware
     Metcalf & Eddy International, Inc.                  Delaware
     Metcalf & Eddy Management, P.C.
     Metcalf & Eddy of Massachusetts, Inc.               Delaware
     Metcalf & Eddy of Michigan, Inc.                    Michigan
     Metcalf & Eddy of New York, Inc.                    New York
     Metcalf & Eddy of Ohio, Inc.                        Ohio
     Metcalf & Eddy Services, Inc.                       Delaware
     Metcalf & Eddy Technologies, Inc.                   Delaware
     PIECO, Inc.                                         Florida
     Power Application & Mfg. Co.                        Delaware
     PQ Energy, Inc.                                     Louisiana
     Production Rentals, Inc.                            Louisiana
     Professional Services Group, Inc.                   Minnesota
     PSG of Puerto Rico Inc.                             Puerto Rico
     Regenerative Environmental Equipment Co., Inc.      New Jersey
     Rental Tools, Inc.                                  Louisiana
     Research-Cottrell, Inc.                             New Jersey
     Research-Cottrell (Belgium), S.A.                   Belgium
     Research-Cottrell (Canada) Ltd.                     Canada
     Research-Cottrell Centrozap GmbH                    Poland
     Research-Cottrell (Deutschland) GmbH                Germany
     Research-Cottrell Energy Companies, Inc.            Delaware
     Research-Cottrell Intermediate Holding Corporation  Delaware
     Research-Cottrell International, Inc.               New Jersey
     Research-Cottrell Japan Ltd.                        Japan
     Research-Cottrell France S.A.                       France
     Research-Cottrell Technologies, Inc.                California
     Research-Cottrell UK Limited                        Great Britain
     Thermal Transfer Corporation                        Pennsylvania
     Utility Services Group Inc.
     2815869 Canada, Inc.                                Canada
     Vee-Six, Inc.                                       Delaware